THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF AUGUST 2, 2006 (AS AMENDED BY THE FIRST AMENDMENT THERETO DATED AUGUST 23, 2007 AND THE SECOND AMENDMENT THERETO DATED AS OF AUGUST 23, 2008, THE "SUBORDINATION AGREEMENT") AMONG LAMINAR DIRECT CAPITAL, L.L.C. (AS SUCCESSOR TO LAMINAR DIRECT CAPITAL L.P.) L.P., PAC-VAN, INC. (THE "COMPANY") AND LASALLE BANK NATIONAL ASSOCIATION (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE "SENIOR AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 23, 2007 AMONG THE COMPANY, THE SENIOR AGENT AND THE SENIOR LENDERS FROM TIME TO TIME PARTY THERETO (THE "LOAN AGREEMENT"), AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) AS SUCH LOAN AGREEMENT AND OTHER LOAN DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

AMENDED AND RESTATED
PLEDGE AGREEMENT

This AMENDED AND RESTATED PLEDGE AGREEMENT dated as of October 1 , 2008 (the "Pledge Agreement") is executed by GFN NORTH AMERICA CORP., a Delaware corporation (the "Assignor"), to and for the benefit of LAMINAR DIRECT CAPITAL, L.L.C., a Delaware limited liability company, as the collateral agent (the "Agent") for all the Lenders party to the Investment Agreement (as hereafter defined). Capitalized terms used but not defined herein shall have the meanings assigned in the Investment Agreement.

R E C I T A L S:

A. The Lenders have made certain financial accommodations to Pac-Van, Inc., an Indiana corporation (the "Borrower"), arising under and pursuant to that certain Investment Agreement made and entered into as of August 2, 2006, among the Borrower (as successor in interest to PVI Acquisition Corporation, an Indiana corporation), Mobile Office Acquisition Corp., a Delaware corporation ("MOAC"), the Lenders from time to time party thereto and the Agent (as successor to Laminar Direct Capital L.P.) (as amended by the First Amendment to Investment Agreement and Waiver dated as of August 23, 2007 and the Second Amendment to Investment Agreement dated as of August 23, 2008, the "Original Investment Agreement") and as evidenced by the Notes.

B. In connection with the transactions contemplated by the Original Investment Agreement, and as a condition precedent to the effectiveness of the Original Investment Agreement and the obligations of the Lenders to make financial accommodations, to the Borrower thereunder, the Lenders required that MOAC, which as of the date thereof was the sole shareholder of the Borrower, (i) execute and deliver to the Agent, for the ratable benefit of the Lenders, that certain Continuing Unconditional Guaranty dated as of August 2, 2006 (the "Original Subdebt Parent Guaranty") and (ii) enter into that certain Pledge Agreement dated as of August 2, 2006, for the ratable benefit of the Lenders and the affiliates of the Lenders (collectively, the "Affiliates"), in order to secure the obligations and performance of MOAC under the Original Subdebt Parent Guaranty and of the Borrower under the Original Investment Agreement and the Notes.

C. Pursuant to the Parent Merger Agreement, MOAC has agreed to consummate a merger (the "Parent Merger") with the Assignor in which the Assignor will be the surviving corporation and as a result of which the Assignor shall (i) assume all of the obligations and liabilities of MOAC, including becoming a party to and assuming all of the obligations of MOAC under the Original Subdebt Parent Pledge Agreement and the other Loan Documents and (ii) acquire of the assets of MOAC, including all of the issued and outstanding Capital Stock of the Borrower.

D. In connection with the transactions contemplated by the Parent Merger Agreement, (i) the parties to the Original Investment Agreement have agreed to amend and restate the Original Investment Agreement in the form of that certain Amended and Restated Investment Agreement dated as of the date hereof by and among the Borrower, the Guarantor, the Lenders from time to time party thereto and the Agent (as from time to time amended, modified, extended, renewed, refinanced, or restated, the "Investment Agreement") and (ii) the Lenders have required the Assignor to amend and restate the Original Subdebt Parent Guaranty in the form of that certain Amended and Restated Continuing Unconditional Guaranty dated as of the date hereof (as from time to time amended, modified, extended, renewed, refinanced, or restated, the "Subdebt Parent Guaranty").

E. In connection with the transactions contemplated by the Parent Merger Agreement, and as a condition to the Agent's and the Lenders' consent to the Parent Merger, entering into the Investment Agreement and continued the extension of credit by the Lenders to the Borrower under the Investment Agreement and the Notes, the Lenders require that the Assignor affirm its obligations under the Original Pledge Agreement to secure, for the ratable benefit of the Lenders and the Affiliates, the obligations and performance of the Assignor under the Subdebt Parent Guaranty and of the Borrower under the Investment Agreement and the Notes, and in connection therewith the parties wish to fully amend and restate the Original Subdebt Parent Pledge Agreement in the form of this Pledge Agreement.

F. This Pledge Agreement is given in replacement of and in substitution for the Original Subdebt Parent Pledge Agreement.

NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, the Assignor and the Agent hereby agree as follows:

A G R E E M E N T S:

1. PLEDGE AND GRANT OF SECURITY INTEREST. To secure the Secured Obligations, the Assignor hereby assigns and grants to the Agent, for its own benefit as agent for the Lenders and the benefit of the Lenders, as a secured party and a secured creditor under the Uniform Commercial Code as enacted in, and in effect from time to time in, the State of New York (the "UCC"), a continuing security interest in, and a right of set off against, any and all right, title and interest of the Assignor in and to all shares of stock and other equity securities of Borrower now or hereinafter owned by Assignor along with all substitutions or replacements thereof, all additions to, income, interest and dividends thereon and all proceeds thereof (collectively, the "Pledged Collateral").

2. OBLIGATIONS. The obligations secured by this Pledge Agreement (the "Secured Obligations") are (i) all of the Subdebt Obligations and (ii) all costs and expenses incurred in connection with enforcement and collection of the Subdebt Obligations, including reasonable attorneys' fees.

3. AGREEMENTS OF PARTIES. As long as any Secured Obligations remain outstanding, the Assignor hereby agrees with the Agent as follows:

(a) The Agent shall have full and irrevocable right, power and authority to (i) collect, withdraw or receipt for all amounts due or to become due and payable upon or out of the Pledged Collateral, to execute any withdrawal receipts respecting the Pledged Collateral, and to endorse the name of the Assignor on any or all treasury bills or commercial paper given in payment thereof, and (ii) at the Agent's discretion, take any other action, including, without limitation, the transfer of the Pledged Collateral into the Agent's own name or the name of the Agent's nominee, which the Agent may deem necessary or appropriate to preserve or protect its and the Lenders' interest in the Pledged Collateral.

(b) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral and in protecting any rights with respect to the Pledged Collateral against prior parties, if the Agent takes such action for that purpose as the Assignor shall request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, provided, however, that in any event the Agent's responsibility for the safekeeping of the Pledged Collateral shall not extend to matters beyond the control of the Agent, including, without limitation, acts of God, war, insurrection, riot, governmental actions or acts of any corporate or other depository.

4. REPRESENTATIONS AND WARRANTIES. The Assignor further represents, warrants and agrees:

(a) The shares of the Capital Stock of the Borrower constituting Pledged Collateral are duly authorized and validly issued, are fully paid and non-assessable and are not subject to the preemptive rights of any Person. The Assignor is the owner of the Pledged Collateral and grants the security interest herein in consideration of the extension of credit to the Borrower by the Lenders.

(b) The Pledged Collateral is genuine and in all respects what it purports to be.

(c) The Assignor is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing.

(d) The Assignor's state issued organizational identification number is 4570538. The exact legal name of the Assignor is as set forth in the preamble of this Agreement, and the Assignor currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name. The Assignor will not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

(e) The Assignor has full power and authority to enter into this Pledge Agreement and no other consents of any other persons are required to be obtained in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement.

(f) All necessary and appropriate action has been taken on the part of the Assignor to authorize the execution and delivery of this Pledge Agreement. This Pledge Agreement is a valid and binding agreement and contract of the Assignor in accordance with its terms. No basis presently exists for any claim against either the Agent or any Lender under this Pledge Agreement or with respect to the enforcement thereof, and this Pledge Agreement is subject to no defenses of any kind.

(g) The execution, delivery and performance by the Assignor of this Pledge Agreement and any other documents or instruments to be executed and delivered by the Assignor in connection therewith is valid, binding and enforceable against the Assignor, and shall not: (i) violate or contravene the articles of incorporation or bylaws or any existing law or regulation or any order, writ, injunction or decree of any court or governmental authority, or (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Assignor is a party, or by which the Assignor or any of its property or assets may be bound, and, except for as required by the Loan Documents, will not result in the creation or imposition of any security interest in any properties pursuant to the provisions of any such mortgage, indenture, contract or other agreement.

(h) The nature and transaction of the business and operations of the Assignor, and the use of its properties and assets will not materially violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind.

(i) No condition, circumstance, document, restriction, litigation or proceeding (or to the best knowledge of Assignor, threatened litigation or proceeding or basis therefor) exists which could adversely affect the validity or priority of the liens and security interests granted the Agent, for its own benefit and for the ratable benefit of the Lenders, hereunder, which could materially adversely affect the ability of the Assignor to perform the obligations under this Pledge Agreement, which would constitute a default hereunder or thereunder or which would constitute such a default with the giving of notice or lapse of time or both.

(j) Upon delivery of the duly executed Pledge Agreement, the Agent, for its own benefit and as agent for the Lenders and their Affiliates, shall have a valid lien and security interest in the Pledged Collateral, free and clear of all other, and subject to no pledges, hypothecation, mortgages, security interest, charges or other encumbrances, except in favor of the Agent, for its own benefit and as agent for the Lenders and their Affiliates and as otherwise permitted by the Investment Agreement.

(k) In case of failure by the Assignor to pay any fees, assessments, charges or taxes arising with respect to the Collateral, the Agent shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes as the case may be, and, in that event, the cost thereof shall be payable by the Assignor to the Agent immediately upon demand, together with interest at the per annum rate of two percent plus the Prime Rate (as hereinafter defined), from the date of disbursement by the Agent to the date of payment by the Assignor. As used herein, "Prime Rate" shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by LaSalle National Bank as its Prime Rate, which is not intended to be the lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the LaSalle National Bank (or any applicable successor thereto). The Agent shall not be obligated to give notice of any change in the Prime Rate. The Prime Rate shall be computed on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed.

5. COVENANTS. Until the Secured Obligations have been satisfied and discharged in full, the Assignor covenants to and agrees with the Agent as follows:

(a) The Assignor shall not (i) sell, assign, deliver, convey or otherwise dispose of or transfer, or create, grant, incur or permit to exist any pledge, mortgage, lien, security interest, charge or other encumbrance whatsoever (except in favor of the Agent, for its own benefit and for the ratable benefit of the Lenders and their Affiliates or as otherwise permitted under the Investment Agreement) in or with respect to the Collateral or any interest therein, or (ii) not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of Debtor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of Debtor other than pursuant hereto or as may be permitted under the Investment Agreement

(b) If, at any time hereafter, the Assignor receives or is entitled to receive into its possession any payments, checks, instruments, chattel paper, dividends on account of or in respect of the Collateral, or any other collateral or proceeds thereof, such Assignor shall accept such Collateral as the Agent's agent, in trust for the Agent without commingling such Collateral with any other property of the Assignor and except as otherwise permitted by the Investment Agreement shall, upon receipt, immediately deliver such Collateral to the Agent in the exact form so received, with any necessary endorsement of the Assignor or stock powers executed by the Assignor in blank.

(c) The Assignor will, at all times and from time to time, defend the Collateral against any and all claims of any person or party whose claims are adverse to the claims, rights or interest of the Agent, and the Assignor shall indemnify and hold the Agent and the Lenders harmless from any and all such adverse claims. The Assignor shall bear all risk of loss, damage and diminution in value with respect to the Collateral, and the Assignor agrees that the Agent shall have no liability or obligation to the Assignor with respect to, and is hereby released by the Assignor from any of, the foregoing.

(d) At any time and from time to time after the occurrence of an Event of Default (as hereinafter defined) or a default under any of the Secured Obligations which is continuing uncured and unwaived, the Assignor shall, upon request of the Agent, execute and deliver to the Agent any proxies, stock powers or assignments with respect to the Collateral or endorse any instruments or chattel paper with respect to the Collateral as so requested.

(e) The Assignor hereby (i) appoints the Agent as its proxy and attorney-in-fact, (ii) authorizes the Agent to take any action for and on behalf of the Assignor which is required of the Assignor hereunder, and (iii) acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

(f) The Assignor will promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of Assignor (including, without limitation, any and all action necessary to satisfy the Agent that the Agent has obtained a perfected security interest in all Pledged Collateral); (ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral; and (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation and if requested by the Agent, delivering to the Agent irrevocable proxies in respect of the Pledged Collateral.

6. EVENTS OF DEFAULT. The Assignor shall be in default under this Pledge Agreement upon the occurrence of any one or more of the following events or conditions (an "Event of Default"):

(a) nonpayment of any of the Secured Obligations when due, whether by acceleration or otherwise and such nonpayment continues beyond any applicable grace period;

(b) the Assignor shall default in the performance or fail to perform any promise, covenant or agreement to be performed by the Assignor hereunder or under any other agreement now existing or hereafter entered into between the Assignor and the Agent, or the Borrower shall default in the performance or fail to perform any promise, covenant or agreement to be performed by the Borrower under any other agreement now existing or hereafter entered into between the Borrower and the Agent or any or the Lenders;

(c) any misrepresentation or breach of any warranty by the Assignor in this Pledge Agreement, in connection with the Collateral or in any other agreement entered into between the Assignor and the Agent, or by the Borrower in the Investment Agreement;

(d) the dissolution of the Assignor  or the Borrower;

(e) the Assignor or the Borrower shall make an assignment for the benefit of creditors, fail to pay, or admit in writing its inability to pay its debts as they mature; or a trustee for any substantial part of the assets of the Assignor or the Borrower is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against the Assignor or the Borrower, (i)  such party, by any action or failure to act, indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof;

(f) any proceeding shall be commenced by or against the Assignor or the Borrower under any bankruptcy, receivership, insolvency, reorganization, readjustment of debt, dissolution or liquidation law or statute of the United States, any state or any foreign jurisdiction, and in the case of any such proceeding being instituted against the Assignor or the Borrower, (i)  such party, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof;

(g) the entry of any judgment, levy, attachment, garnishment or other process against the Assignor or the Borrower, or the creation or filing of any lien or encumbrance upon the Collateral or the making of any levy, judicial seizure, or attachment thereof or thereon;

(h) the failure of the Assignor to do any act necessary to preserve and maintain the value and collectability of any of the Collateral; or

(i) the Agent in good faith deems itself and/or the Lenders insecure.

7. RIGHTS AND REMEDIES OF ADMINSTRATIVE AGENT UPON DEFAULT. The rights and remedies provided herein and in any other agreements between the Assignor and the Agent are cumulative and are in addition to and not exclusive of the rights and remedies of a secured party under UCC and any other rights or remedies provided by applicable law. Upon the happening or occurrence of an Event of Default, and at any time thereafter and from time to time, the Agent, for the ratable benefit of the Lenders and their Affiliates, shall have all of the rights and remedies of a secured party under the UCC, as well as the following rights and remedies:

(a) The Agent may exercise any or all voting rights as to any or all of the Collateral.

(b) The Agent may collect any and all money due or to become due and enforce in the Assignor's name all rights with respect to the Collateral.

(c) The Agent may take immediate possession of the Collateral.

(d) Without demand, notice or advertisement, all of which are hereby expressly waived to the extent permitted by applicable law, the Agent may sell, pledge, transfer or otherwise dispose of, or enter into an agreement with respect to the foregoing, or otherwise realize on any of the Collateral, or any part thereof, at any broker's board or on any exchange or at public or private sale or sales, held at such place or places in the City of Indianapolis or otherwise, and at such time or times within ordinary business hours, for a purchase price or prices in cash or, without assuming any credit risk or thereby discharging the Secured Obligations to the extent of said purchase price until paid in cash and reserving the right to resell the Collateral upon the failure of said purchaser to so pay the purchase price therefor, upon credit or future delivery, and upon such other terms and conditions as the Agent deems satisfactory, and, if required by law, as set forth in any applicable notice. The Agent shall not be obligated to make any such sale pursuant to any such applicable notice required by law. The Agent may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale maybe made at any time or place to which the same may be so adjourned. The Agent, for its own account, may purchase any or all of the Collateral at any public sale and, in lieu of payment of the purchase price therefor, may set off or apply the purchase price against the Secured Obligations. The Agent is authorized, at any sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to financially reputable persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or sale of any of the Collateral. Upon any such sale, the Agent shall have the right to deliver, assign, and transfer to the purchaser thereof, including the Agent, that portion of the Collateral so sold. Each purchaser, including the Agent, at any sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Assignor, and the Assignor hereby specifically waives and releases all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted. The Agent, however, instead of exercising the power of disposition herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. After deducting from the proceeds of the foregoing sale or other disposition of said Collateral, all expenses incurred by the Agent in connection therewith (including reasonable attorneys fees), the Agent shall apply such proceeds towards the satisfaction of the Secured Obligations, in such order of application as Agent may, from time to time elect, and shall account to the Assignor for any surplus of such proceeds.

8. NO DUTY CONCERNING COLLECTION ON COLLATERAL. The Agent shall not be liable for its failure to give notice to the Assignor of a default under this Pledge Agreement or under any other agreement between the Assignor and the Agent. The Agent shall not be liable for its failure to use diligence to collect any amount payable in respect to the Collateral, but shall be liable only to account to the Assignor for what the Agent may actually collect or receive thereon.

9. FURTHER ASSURANCES. The Assignor hereby irrevocably authorizes the Agent at any time and from time to time to file in any jurisdiction any initial UCC financing statements and/or amendments thereto naming the Agent, as agent, as Secured Party, and the Assignor, as Debtor, that (a) describe the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, and which shall evidence the Agent's perfection of a security interest on the ratable behalf of the Lenders in such Collateral as security for the Secured Obligations. The Assignor, upon demand, shall furnish to the Agent such further information, execute and deliver such other documents and do all such other acts and things as the Agent may at any time, or from time to time, reasonably request as being necessary or appropriate to establish and maintain a perfected first security interest in the Collateral or to otherwise evidence, document or conclude the transactions contemplated hereby. The Assignor shall pay all costs and expenses of filing such financing statements, of all searches of records, wherever filing or recording or searching of records is deemed by the Agent to be necessary and desirable, or otherwise incurred by the Agent or its agents in carrying out the provisions of this Assignment. A photographic, carbon or other reproduction of this Assignment shall be sufficient as a financing statement.

10. ASCERTAINING MATURITIES, CALLS, ETC. Without limiting the foregoing, it is specifically understood and agreed that the Agent shall have no responsibility for ascertaining any maturities, calls, conversations, exchanges, offers, tenders, or similar matters relating to any of the Collateral or for informing the Assignor with respect to any of such matters (irrespective of whether the Agent actually has, or may be deemed to have, knowledge thereof). The foregoing provisions of this section shall be fully applicable to all securities or similar property held in pledge hereunder, irrespective of whether the Agent may have exercised any right to have such securities or similar property registered in its name or in the name of a nominee.

11. WAIVER OF DEFENSES. No renewal or extension of the time of payment of the Secured Obligations; no release or surrender of, or failure to perfect or enforce any security interest for the Secured Obligations; no release of any person primarily or secondarily liable on the Secured Obligations (including any maker, endorser, or guarantor); no delay in enforcement of payment of the Secured Obligations; and no delay or omission in exercising any right or power with respect of the Secured Obligations or any security agreement securing the Secured Obligations shall affect the rights of the Agent in the Collateral. The Assignor hereby waives presentment, protest, demand, notice of dishonor or default, notice of any loans made, extensions granted, or other action taken in reliance hereon and all demands and notices of any kind in connection with the Secured Obligations.

12. WAIVER OF ASSIGNOR'S SUBROGATION RIGHTS. In case of any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution, liquidation or receivership proceeding is instituted by or against the Borrower or the Assignor, all Secured Obligations then existing shall, without notice to anyone, immediately become due or accrued and be payable, jointly and severally, from the Assignor. If bankruptcy or reorganization proceedings at any time are instituted by or against the Borrower under the United States Bankruptcy Code, the Assignor hereby: (a) expressly and irrevocably waives, to the fullest extent possible, on behalf of himself and his heirs and administrators (including any surety) and any other person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any person, and which the Assignor may have or hereafter acquire against any person in connection with or as a result of the Assignor's execution, delivery and/or performance of this Pledge Agreement, or any other documents to which the Assignor is a party or otherwise; (b) expressly and irrevocably waives any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against the Borrower, and further agrees that he shall not have or assert any such rights against any person (including any surety), either directly or as an attempted set off to any action commenced against the Assignor by the Agent, the Lenders or any other person; and (c) acknowledges and agrees that (i) this waiver is intended to benefit the Agent and the Lenders and shall not limit or otherwise effect the Assignor's liability hereunder or the enforceability of this Pledge Agreement, (ii) the Borrower and its successors and assigns and the Lenders and their successors and assigns are intended third party beneficiaries of this waiver, and (iii) the agreements set forth in this section and the Agent's and the Lenders' rights under this section shall survive payment in full of the Secured Obligations.

13. WAIVER BY AGENT OR LENDER. No course of dealing between the Assignor and the Agent or any Lender, nor any failure to exercise, nor any delay in exercising any right, remedy, power or privilege of the Agent or any Lender hereunder, under the Notes or under any other agreement entered into between the Assignor and the Agent or any Lender, shall operate as a waiver thereof. No waiver by the Agent or any Lender of any Event of Default or any right or remedy hereunder, under the Investment Agreement or under any document or agreement shall constitute a waiver of any other event of default, right or remedy of the Agent or such Lender, nor of the same event of default, right or remedy on a future occasion.

14. GOVERNING LAW; SEVERABILITY. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

15. SUCCESSORS AND ASSIGNS. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Collateral shall inure to the benefit of the Agent, for its own benefit and for the ratable benefit of the Lenders, and their successors and assigns, and shall be binding on the Assignor, its successors and assigns.

16. NOTICE. Any notice of any sale, lease, other disposition, or other intended action by the Agent shall be deemed reasonable if in writing, addressed to the Assignor at the address set forth above, or any other address designated in a written notice by the Assignor previously received by the Agent and deposited, first class postage prepaid, in the United States mails five (5) days in advance of the intended disposition or other intended action, provided, however, that the foregoing shall not preclude the fact that failure to give such notice or notice by other means may be reasonable under the particular circumstances involved.

17. DURATION AND EFFECT. This Pledge Agreement shall remain and continue in full force and effect (notwithstanding, without limitation, the dissolution of the Assignor or the Borrower) from the date hereof until all of the Secured Obligations have been fully and completely paid, satisfied and discharged. Thereupon, this Pledge Agreement shall terminate and the Agent shall release any Collateral still held by it which has not been sold or otherwise disposed of in accordance with Section 7 hereof and applied toward the satisfaction of the Secured Obligations hereunder, and the Agent shall, unless otherwise required to deliver such Collateral to the Senior Agent in accordance with the terms of the Intercreditor Agreement, deliver any such Collateral to the Assignor, together with any necessary stock powers or assignment executed by the Agent in blank, at the Assignor's expense. The Assignor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Assignor and delivery to and acceptance hereof by the Agent, and it shall not be necessary for the Agent to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Assignor.

18. CONTROL COLLATERAL HELD BY CONTROL AGENT. Notwithstanding any provision to the contrary herein, any Collateral that constitutes Control Collateral (as defined in the Intercreditor Agreement) that is held by the Agent, for the benefit of the Lenders, hereunder shall be deemed to be held by the Control Agent (as defined in the Intercreditor Agreement) in accordance with the Intercreditor Agreement.

19. INTERCREDITOR PROVISION. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Agent hereunder are subject to the Intercreditor Agreement, as the same may be amended, supplemented, modified or replaced from time to time. In the event of any conflict between the terms of this Pledge Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ASSIGNOR:

GFN NORTH AMERICA CORP., a Delaware corporation

By:	/s/ John O. Johnson
Name:	John O. Johnson
Title:	Chief Operating Officer

AGENT:

LAMINAR DIRECT CAPITAL L.L.C., in its capacity as Collateral Agent

By:	/s/ Brandon Baer
Name:	Brandon Baer
Title:	Authorized Secretary